As filed with the Securities and Exchange Commission on September 30, 1999
                                        Registration No. 333-_________

                        SECURITIES AND EXCHANGE COMMISSION
                               Washington, DC 20549
                          _______________________________

                                      FORM S-8

                REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              ________________________

                           ALTERNATE MARKETING NETWORKS, INC.
                 (Exact Name of Registrant as Specified in Its Charter)
           Michigan                                       38-2841197
   (State of Other Jurisdiction                           (IRS Employer
    of Incorporation or Organization)                     Identification No.)

                             One Ionia S.W., Suite 300
                           Grand Rapids, Michigan  49503
            (Address of Principal Executive Offices) (Zip Code)

                   1995 Long-Term Incentive and Stock Option Plan
                1995 Outside Directors and Advisors Stock Option Plan
                              (Full title of the plan)

                       Sandra J. Smith, Chief Financial Officer
                           Alternate Marketing Networks, Inc.
                               One Ionia S.W., Suite 300
                             Grand Rapids, Michigan  49503
                       (Name and address of agent for service)

                                  (616) 235-0698
           (Telephone number, including area code, of agent for service)

                                    Copies to:
                             Janna R. Severance, Esq.
                                  Moss & Barnett
                            A Professional Association
                                4800 Norwest Center
                                90 South 7th Street
                               Minneapolis, MN  55402
                             Telephone: (612) 347-0367

                          CALCULATION OF REGISTRATION FEE

                             Proposed Maximum    Proposed Maximum   Amount of
Title of Securities Amt to be   Offering        Aggregate Offering Registration
to be Registered   Registered Price Per Share (1)   Price (1)          Fee


Common Stock
No Par Value   575,000 Shares (2) $2.438          $1,401,850         $389.71

(1) Pursuant to Rule 457(c) under the Securities Act of 1933, estimated solely for the purpose of calculating the registration fee, based upon the average of the high and low last reported sale prices of the Common Stock as reported by the Nasdaq SmallCap Market on September 28, 1999.

(2) Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate number of shares which may be offered or sold pursuant to the Plans as a result of operation of the provisions of the Plans intended to prevent dilution in the event of such splits, consolidations or similar changes in the capital stock.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. X


                                      PART I

       The information required by Part I is included in documents delivered to participants in the 1995 Long-Term Incentive and Stock Option Plan and the 1995 Outside Directors and Advisors Stock Option Plan pursuant to
Rule 428(a)(1) under the Securities Act of 1933.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

             The following documents and information, which have been, or will be, filed by the registrant with the Securities and Exchange Commission
(the "Commission"), are incorporated herein by reference, as of their respective dates:

             (a) The registrant's report on Form 10-KSB for the fiscal year ended December 31, 1998, as filed under Section 13 or 15(d) of the Securities and Exchange Act of 1934 containing audited financial statements for the fiscal year ended December 31, 1998;

             (b) The registrant's reports on Form 10-QSB for the fiscal quarters ended March 31 and June 30, 1999; and

             (c) The description of the registrant's Common Stock, no par value, contained in the registrant's Registration Statement on Form 8-A, Commission File No. 0-26624, including any amendment or report filed for the purpose of updating such description.

             All reports and documents filed by the registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such reports or documents.

Item 4.  Description of Securities

                Not applicable.

Item 5.  Interest of Named Experts and Counsel

                Not applicable.

Item 6.  Indemnification of Directors and Officers

             The Company is governed by Michigan Statutes, Chapter 450. Michigan Statutes, Sections 450.1561-.1571 provide that a corporation has the power to indemnify any person made or threatened to be made a party to any proceeding by reason of the former or present official capacity of such person against judgments, penalties, fines, including, without limitation, excise taxes assessed against such person which respect to an employee benefit plan, settlements, and reasonable expenses, including attorney's fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person has not been indemnified by another organization or employee benefit plan for the same expenses with respect to the same acts or omissions; acted in good faith; received no improper personal benefit and
Section 450.1564a, if applicable, has been satisfied; in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and in the case of acts or omission by persons in their official capacity for the corporation, reasonably believed that the conduct was not opposed to the best interests of the corporation. The Company's restated Articles of Incorporation and Bylaws provide for indemnification to the full extent permitted under Michigan law.

             As permitted by Section 450.1209 of the Michigan Statutes, the restated Articles of Incorporation of the Company provide that a director shall have no personal liability to the Company and its shareholders for breach of his fiduciary duty as a director, to the fullest extent permitted by law.

Item 7.  Exemption from Registration Claimed

             Not applicable.

Item 8.  Exhibits

             The following exhibits are filed as a part of this registration statement:

           Exhibit Number                     Description

           4                   Form of Stock Certificate*

           4.3                 1995 Long-Term Incentive and Stock Option Plan**

           4.4                 1995 Outside Directors and Advisors Stock
                               Option Plan**

           5                   Opinion of Counsel

           23.1                Consent of Counsel (included in Exhibit 5)

           23.2                Consent of PricewaterhouseCoopers LLP,
                               Independent Accounts

           24                  Powers of Attorney (included on signature page)

           99.1 Certificate of 1996 resolutions of the Board of Directors and shareholders of the registrant amending the 1995 Long-Term
                               Incentive and Stock Option Plan

           99.2 Certificate of 1999 resolution of the Board of Directors of the registrant amending the 1995
                               Long-Term Incentive and Stock Option Plan and the 1995 Outside Directors and Advisors Stock
                               Option Plan, subject to ratification by
                               shareholders.

* Incorporated by reference to the registrant's Registration Statement on Form 8-A, Commission File No.0-26624.
** Incorporated by reference to the exhibits with same identifying number filed as a part of the registrant's Registration Statement on Form SB-2, Commission File No. 33-95332C.

Item 9.  Undertakings

             A.  The undersigned registrant hereby undertakes:

                   (1) To file, during any period in which offers or sales are made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment to this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions (See Part II, Item 6) or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, State of Michigan, on September 29, 1999.

                                        ALTERNATE MARKETING NETWORKS, INC.

                                        By /s/ Phillip D. Miller

                                        Its Chief Executive Officer


                                 POWER OF ATTORNEY

             KNOW ALL MEN BY THESE PRESENTS, that Alternate Marketing Networks, Inc., a Michigan corporation (the "Company"), and each of the undersigned officers and directors of the Company, hereby constitutes and appoints each of Phillip D. Miller and Sandra J. Smith as his/her true and lawful attorney-in-fact and agent; for him/her and on his/her behalf and in his/her name, place and stead, in any and all capacities, to sign, execute and file any of the documents referred to below relating to the proposed registration and issuance by the Company of the following securities:

             575,000 shares of common stock, no par value ("Common Stock"), or such greater or lesser number of shares of Common Stock as the Company deems appropriate.

             Said documents include the Registration Statement on Form S-8 under the Securities Act of 1933, as amended, and any amendment or amendments thereto, including any amendment increasing or decreasing the amount of securities for which registration is being sought, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto each said attorney full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

             Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

     Name                             Title                              Date

/s/ Phillip D. Miller   Chief Executive Officer and Director           9/29/99
Phillip D. Miller          (Principal executive officer)

/s/ Ruth Ann Carroll                 President                         9/29/99
Ruth Ann Carroll

/s/ Sandra J. Smith        Treasurer, Secretary and Chief              9/29/99
Sandra J. Smith                   Financial Officer
                            (Principal financial officer)

/s/ Thomas Hiatt                      Director                         9/29/99
Thomas Hiatt

/s/ Stan Henry                        Director                         9/29/99
Stan Henry

                                    EXHIBIT INDEX

Exhibit No.  Description of Exhibit                                    Page No.

4            Form of Stock Certificate*

4.3          1995 Long-Term Incentive and Stock Option Plan**

4.4          1995 Outside Directors and Advisors Stock Option Plan**

5            Opinion of Counsel                                            7&8

23.1         Consent of Counsel (included in Exhibit 5)                    7&8

23.2         Consent of PricewaterhouseCoopers LLP, Independent Accountants  9

24           Powers of Attorney (included on signature page)               4&5

99.1         Certificate of 1996 resolutions of the Board of Directors and shareholders of the registrant amending the 1995 Long-Term
             Incentive and Stock Option Plan                                10

99.2         Certificate of 1999 resolution of the Board of Directors of the registrant amending the 1995 Long-Term Incentive and Stock
             Option Plan and the 1995 Outside Directors and Advisors
             Stock Option Plan, subject to ratification by shareholders.    11

* Incorporated by reference to the registrant's Registration Statement on Form 8-A, Commission File No. 0-26624.
** Incorporated by reference to the exhibits with same identifying number filed as a part of the registrant's Registration Statement on Form SB-2, Commission File No. 33-95332C.


                                                            Exhibits 5 and 23.1


September 29, 1999



Board of Directors
Alternate Marketing Networks, Inc.
One Ionia S.W., Suite 300
Grand Rapids, Michigan  49503

Re: Registration Statement on Form S-8 relating to Alternate Marketing Networks, Inc.
     1995 Long-Term Incentive and Stock Option Plan and 1995 Outside Directors and Advisors Stock Option Plan
     Our File No.:  30847.2

Gentlemen:

       This opinion is given in connection with the filing by Alternate Marketing Networks, Inc. (the "Registrant") with the Securities and Exchange Commission under the Securities Act of 1933, of a Registration Statement on Form S-8 (the "Registration Statement"), with respect to 575,000 shares of the Registrant's Common Stock, no par value (the "Shares"), consisting of 500,000 shares that may be issued upon exercise of options or other awards that have been or may be granted under the Registrant's 1995 Long-Term Incentive and Stock Option Plan and 75,000 shares that may be issued upon exercise of options or other awards that have been or may be granted under the Registrant's 1995 Outside Directors and Advisors Stock Option Plan (collectively, the "Plans").

       We have acted as counsel for the Registrant in connection with the filing of the Registration Statement. In so acting, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of all corporate instruments and have made such inquiries of officers and representatives of the Registrant as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the original of documents submitted to us as certified or photostatic copies. As to questions of fact material to such opinion that we have not independently established, we have relied upon representations or certificates of officers and directors of the Registrant.

       Based upon the foregoing, we are of the following opinion:

       1. The Registrant has been duly incorporated and is validly existing as a corporation under the laws of the State of Michigan.

       2. Subject to shareholder approval of the increase in the number of shares reserved for the Plans (see Exhibit 99.2 to the Registration Statement), the Shares to be issued under the Plans have been duly authorized and when issued and delivered as contemplated under the Plans will be validly issued and outstanding, fully paid and nonassessable.

Board of Directors
September 29, 1999
Page 2

       We consent to the use of this opinion as an exhibit to the Registration Statement. We further consent to the use of this opinion as an exhibit to applications to the securities commissioners of various states of the United States for registration therein of various aggregate amounts of the Shares.

                                         Very truly yours,

                                         MOSS & BARNETT
                                         A Professional Association

                                         /s/ Janna R. Severance

                                         Janna R. Severance


                         CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 22, 1999 relating to the financial statements of Alternate Marketing Networks, Inc., which appears in Alternate Marketing Networks, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1998.


PRICEWATERHOUSECOOPERS, LLP

Grand Rapids, Michigan
September 30, 1999


                                                                  Exhibit 99.1


                          CERTIFICATE OF 1996 RESOLUTIONS


       The undersigned secretary of Alternate Marketing Networks, Inc. hereby certifies that the following resolutions were adopted by the Board of Directors and by the shareholders of the Company in 1996 and that such resolutions have not been rescinded or modified, except for resolutions adopted by the Board in 1999 (filed herewith as Exhibit 99.2):

               RESOLVED, that the number of shares of Common Stock reserved for issuance under the 1995 Long-Term Incentive and Stock Option Plan shall be increased from 300,000 to 400,000.



Dated: September 29, 1999                    /s/ Sandra J. Smith
                                             Sandra J. Smith, Secretary


                                                                  Exhibit 99.2


                           CERTIFICATE OF 1999 RESOLUTIONS


       The undersigned secretary of Alternate Marketing Networks, Inc. hereby certifies that the following resolutions were adopted by the Board of Directors of the Company in 1999 and that such resolutions have not been rescinded or modified:

               RESOLVED, that the number of shares reserved for issuance under the Company's 1995 Long-Term Incentive and Stock Option Plan (the "Incentive Plan") shall be increased from 400,000 to 500,000 shares and the number of shares reserved for issuance under the Company's 1995 Outside Directors and Advisors Stock Option Plan (the "Directors Plan") shall be increased from 50,000 to 75,000.

               RESOLVED FURTHER, that the Company's Deferred Compensation Plan for Certain Directors shall be terminated effective as of the date of these Resolutions and shall no longer be of any force and effect or available for deferral of directors fees.

               RESOLVED FURTHER, that the increase in the number of shares reserved under the Incentive Plan and the Directors Plan shall be subject to ratification by the shareholders within 12 months from the date of these Resolutions.


Dated: September 29, 1999               /s/ Sandra J. Smith
                                        Sandra J. Smith, Secretary